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                                                                    EXHIBIT 23.5


                    [TUCKER ANTHONY INCORPORATED LETTERHEAD]



                                                                    June 7, 1999


Members of the Board of Directors
Artecon, Inc.
6305 El Camino Real
Carlsbad, CA 92009-1606

Members of the Board:

     We hereby consent to the reference of the opinion of our Firm under the heading "The Merger -- Opinion of Financial Advisor" and to the inclusion of the foregoing opinion in the Registration Statement of Box Hill Systems Corp. on Form S-4 to be filed with the Securities Exchange Commission in connection with the proposed merger of Artecon, Inc. with Box Hill Systems Corp. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        TUCKER ANTHONY INCORPORATED



                                        By: /s/ WILLIAM E. ROMAN
                                           -------------------------------------
                                           William E. Roman
                                           Managing Director